Exhibit 10.4

APN #: See Attached

N/A (mineral royalty interest)

Recorded at the request of, and

when recorded, return to:

Barrick Gold of North America Inc.

310 S. Main Street, Suite 1150

Salt Lake City, Utah 84101

Attention: Orson Tingey

With a copy to:

Barrick Gold of North America Inc.

310 S. Main Street, Suite 1150

Salt Lake City, Utah 84101

Attention: Kari Herron

Mail Tax Statement to: N/A

(mineral royalty interest)

Space above for County Recorder’s Use

Affirmation Statement: The undersigned affirms that this document does not contain any social security numbers or other personal information of any person (per NRS 239B.030).

NET SMELTER RETURNS ROYALTY DEED

This Net Smelter Returns Royalty Deed (this “Deed”), executed to be effective as of October 26, 2020 (“Effective Date”) is from Bullfrog Mines LLC, a Delaware limited liability company (“Grantor”), the address of which is Suite 555 – 999 Canada Place, Vancouver, British Columbia V6C 3E1, Canada, to Homestake Mining Company of California, California corporation (“Homestake”), the address of which is 310 S. Main Street, Suite 1150, Salt Lake City, Utah 84101 and Lac Minerals (USA) LLC, a Delaware limited liability company (“Lac Minerals”), the address of which is 310 S. Main Street, Suite 1150, Salt Lake City, Utah 84101. Homestake and Lac Minerals collectively are referred to as the “Grantees.” Homestake shall act as the “Administrative Agent” under this Deed. Homestake, Lac Minerals and Grantor are sometimes referred to in this Deed individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Grantor owns fee lands, patented and unpatented mining claims and patented and unpatented millsites (collectively, the “Properties”) located in Nye County, Nevada. The Properties are more particularly described in Exhibit A to this Deed.

B. Pursuant to that certain Membership Interest Purchase Agreement made and entered into as of October 9, 2020 (the “Agreement”), by and among Homestake, Lac Minerals, and Bullfrog Gold Corp., a Delaware corporation and the parent of Grantor (“BFGC”), Homestake, Lac Minerals and BFGC agreed to cause Grantor to execute, acknowledge and deliver to the Administrative Agent an instrument granting to Grantees a Net Smelter Returns Royalty on all gold and other minerals of any type produced from the Properties, including all gold and other minerals of any type produced from dumps or stockpiles located on the Properties, from and after the Effective Date.

C. Grantor executes and delivers this Deed to the Administrative Agent as agent for Grantees pursuant to the terms of the Agreement.

CONVEYANCE

1. Grant of Royalty.

(a) Royalty Percentage. For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, Grantor hereby grants, sells, assigns and conveys to Grantees, and their successors and assigns, forever, a Net Smelter Returns Royalty equal to 2.0% (the “Royalty Percentage”) of Net Smelter Returns (as defined below), as hereinafter computed, for all gold and other minerals of any type produced from the Properties, including all gold and other minerals of any type produced from dumps or stockpiles located on or in respect of the Properties, from and after the Effective Date (the “Royalty”); provided that, subject to Section 1(b), the Royalty Percentage shall be reduced to the extent necessary so that royalties burdening any individual parcel or claim included in the Properties on the Effective Date, inclusive of the Royalty, will not exceed 5.5% in the aggregate.

(b) Limitation. Notwithstanding Section 1(a), the Royalty Percentage in respect of any parcel or claim included in the Properties shall never be less than 0.5%, even if the royalties burdening a parcel or claim included in the Properties would exceed 5.5%.

(c) No Buy Down. Grantor will not have the right to buy down all or any portion of the Royalty.

2. Representations and Warranties.

(a) Full Authority. Grantor represents and warrants that it has all authority necessary for it to execute and deliver this Deed.

(b) No Encumbrances. Grantor represents and warrants that neither it nor any of its Affiliates (as defined below) has taken any action by which the Properties or dumps or stockpiles located on the Properties will be subject to a lien or other encumbrance that will in any way impair or adversely impact the Royalty.

(c) Grantees’ Acceptance. Grantees acknowledge and agree that this Deed is accepted by Grantees in satisfaction of Grantor’s obligation to deliver this Deed pursuant to the Agreement.

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3. Definition of Net Smelter Returns.

(a) For Gold Bullion. “Net Smelter Returns,” for gold produced from the Properties or from dumps or stockpiles located on the Properties, and refined by or for Grantor to a form that meets good delivery standards in the London Bullion Market or comparable terminal market (“Gold Bullion”), will be determined by multiplying (i) the gross number of troy ounces of Gold Bullion produced from the Properties or dumps or stockpiles located on or in respect of the Properties, and returned to or credited to Grantor or purchased and paid for by a smelter, refiner, processor, purchaser or other recipient of such bullion during a calendar quarter, by (ii) the arithmetic average of the London Bullion Market Association P.M. Fixing Price (in United States dollars) reported on its website for Gold Bullion for the calendar quarter (or should such quotation cease, another similar quotation acceptable to the Administrative Agent, acting reasonably) calculated by summing the quoted prices reported for each day of the calendar quarter and dividing the sum by the number of days for which such prices were reported, and (iii) by deducting from the product of (i) times (ii), the Allowable Deductions permitted in Section 4(a) below.

(b) For Other Products. For gold and other minerals of any type produced from the Properties or dumps or stockpiles located on or in respect of the Properties, and sold in a crude or intermediate form other than as Gold Bullion (“Other Products”), Net Smelter Returns will be equal to (i) the actual sales price for the minerals contained in such Other Products received by Grantor from a smelter, refiner, processor, purchaser or other recipient of such products during a calendar quarter, less (ii) the Allowable Deductions permitted in Section 4(b) below.

(c) Affiliate Transactions. If Gold Bullion or Other Products are delivered in kind or sold to an entity which, under the broadest definition, directly or indirectly controls, is controlled by, or is under common control with Grantor (an “Affiliate”), and are sold by such Affiliate with or without further processing, Net Smelter Returns will be calculated based on the value of Gold Bullion sold by or credited or returned to the Affiliate (calculated pursuant to Subsection 3(a)), or the proceeds actually received by such Affiliate in an arm’s length transaction for sale of Other Products, less Allowable Deductions actually incurred by the Affiliate, and the Gold Bullion or Other Products will be deemed to have been sold by Grantor, the proceeds will be deemed to have been received by Grantor and the Allowable Deductions will be deemed to have been made by Grantor for purposes of calculating Net Smelter Returns, in each case as if Grantor had sold (or received or was credited with) such Gold Bullion or Other Products in an arm’s length transaction.

(d) Insurance Proceeds. In the event Grantor receives insurance proceeds for gold in Gold Bullion or for gold or other minerals in Other Products lost or damaged, Net Smelter Returns will equal any such insurance proceeds that are received by Grantor for such loss.

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4. Allowable Deductions.

(a) For Gold Bullion. For gold produced and sold as Gold Bullion, “Allowable Deductions” means, to the extent actually incurred:

(i) charges imposed by a smelter or refinery for refining Gold Bullion from doré or concentrates produced in Grantor’s mill or other processing plant; however, charges incurred by Grantor for processing raw or crushed ore or other preliminary products in Grantor’s mill or other processing plant shall not be subtracted in determining Net Smelter Returns;

(ii) penalty substance, assaying, and sampling charges imposed on or incurred by Grantor for refining Gold Bullion contained in such production;

(iii) charges and costs, if any, for transportation and insurance of doré or concentrates produced in Grantor’s mill or other processing plant to places where such doré or concentrates are smelted, refined and/or sold or otherwise disposed of; and

(iv) all taxes paid on production of Gold Bullion, except income tax, including but not limited to, production, severance, sales and privilege taxes and all local, state and federal taxes that are based on the production of Gold Bullion.

(b) For Other Products. For gold and other minerals of any type produced and sold in Other Products, “Allowable Deductions” means, to the extent actually incurred:

(i) charges imposed by the smelter, refiner or other processor for smelting, refining or processing gold and other minerals of any type contained in Other Products, but excluding any and all charges and costs related to Grantor’s mill or other processing plant constructed for the purpose of milling or processing Other Products;

(ii) penalty substance, assaying, and sampling charges imposed by a smelter, refiner or other processor for smelting, refining, or processing gold and other minerals of any type contained in Other Products, but excluding any and all charges and costs of or related to Grantor’s mill or other processing plant constructed for the purpose of milling or processing Other Products;

(iii) charges and costs, if any, for transportation and insurance of the gold and other minerals of any type contained in Other Products and the beneficiated products thereof from Grantor’s mill or other processing plant to places where such Other Products or the beneficiated products thereof are smelted, refined and/or sold or otherwise disposed of; and

(iv) all taxes paid on production of the gold and other minerals of any type contained in Other Products, except income tax, including but not limited to, production, severance, sales and privilege taxes and all local, state and federal taxes that are based on the production of gold contained in Other Products.

(c) Custom Facilities. In the event Grantor carries out smelting, refining or other processing operations to produce Gold Bullion or gold and other minerals of any type contained in Other Products in facilities owned or controlled, in whole or in part, by Grantor or its Affiliate, then charges, costs and penalties for such smelting, refining or processing shall mean the amount Grantor would have incurred as “Allowable Deductions” under Section 4(a)(i) or Section 4(b)(i) above if such smelting, refining or other processing operations were carried out at facilities not owned or controlled by Grantor or its Affiliate, but in no event will such Allowable Deductions be greater than actual costs incurred by Grantor with respect to such smelting, refining or other processing.

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5. Calculating and Paying Royalty; Reporting.

(a) Calculation. The dollar amount of the Royalties due to Grantees for a calendar quarter will be the product of the sum of the Net Smelter Returns for Gold Bullion plus the Net Smelter Returns for the gold and other minerals of any type contained in Other Products for such quarter multiplied by the Royalty Percentage.

(b) Payment. All payments of the Royalties will be made by Grantor to the Administrative Agent, on behalf of the Grantees. Payment of Royalties for a calendar quarter will be due by the last day of the month following the end of each calendar quarter in which Gold Bullion or Other Products containing gold and other minerals of any type are sold or returned or credited to Grantor (the “Payment Date”). If, for any reason, all information necessary to calculate and make a payment on the Payment Date is not available, Grantor will make a provisional payment on the Payment Date based on the available information and provide a final reconciliation for such payment promptly after all needed information becomes available to Grantor. In the event Grantees have been underpaid in any provisional payment, Grantor will promptly pay the difference to the Administrative Agent in cash or other readily available funds and if Grantees have been overpaid in any provisional payment, the Administrative Agent will promptly pay to Grantor the difference in cash or other readily available funds. The Administrative Agent, in its sole and absolute discretion, will allocate the Royalties between the Grantees. All payments of the Royalties will be made free of any and all withholding taxes.

(c) Late Payment. In the event that any Royalty payment required to be made to the Administrative Agent hereunder is not made when due, such payment will bear interest at a rate of 1.5% per annum, calculated and compounded monthly in arrears from the date on which payment was first due, until such payment and accrued interest is paid in full.

(d) Detailed Statement. All payments of Royalty will be accompanied by a detailed statement explaining the calculation thereof together with any available settlement sheets received by Grantor from the smelter, refiner or other purchaser of Gold Bullion or gold and other minerals of any type contained in Other Products. Where commingling has occurred, such statement shall also include details of how the allocation of metals was made between materials from the Property and materials from other properties during the applicable calendar quarter.

6. Other Provisions Related to Payment.

(a) Hedging Transactions. All profits and losses resulting from Grantor’s engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, “Trading Activities”) shall not in any manner be taken into account in the calculation of the Royalty and shall in no way affect the payments due to Grantees, whether in connection with the determination of price, the date of sale, or the date any Royalty payment is due. All Trading Activities and the profits and losses associated with such activities shall be to the sole account of Grantor.

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(b) Commingling. Grantor will have the right to commingle, either underground, at the surface, in stockpiles or at a mill, autoclave, roaster or other processing facility used by Grantor, ore or concentrates, minerals and other material mined and removed from the Properties or dumps or stockpiles located on or in respect of the Properties, with ore, concentrates, minerals and other material mined and removed from other property; provided, however, that before commingling, Grantor shall calculate from representative samples the metal content, the average grade of the metal content, amenability of recovery, moisture content, and other measures as are appropriate, and shall weigh (or calculate weight by volume) the material before commingling, in each case using procedures widely accepted in the mining and metallurgical industry and which Grantor certifies are suitable for the type of mining and processing activity being conducted. In addition, comparable procedures may be used by Grantor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of products that include commingled material. Grantor shall use the same procedures for each separate ore or other source of material before commingling and shall retain representative samples and the written records of assays, amenability, moisture content, weights (or volumes as the case may be) and the content and nature of penalty substances and any other measures made for not less than 24 months after receipt by Grantees of the applicable royalty payment. At least 90 days before any materials produced from the Properties or dumps or stockpiles located on or in respect of the Properties, are commingled, Grantor will provide to the Administrative Agent a copy of Grantor’s commingling methodology for Grantees’ comment and approval, such approval not to be unreasonably withheld. If Grantor subsequently intends to modify the commingling methodology it shall submit such modifications to the Administrative Agent for Grantees’ comment and approval, such approval not to be unreasonably withheld. For the avoidance of doubt, Grantor shall not proceed with any commingling or modification to the commingling methodology without the prior approval of the Administrative Agent on behalf of the Grantees, not to be unreasonably withheld.

(c) No Obligation to Mine or Process. Subject to this Deed, Grantor will have sole discretion to determine the extent of its operations on or for the benefit of the Properties and the time or the times for development, mining, stockpiling, processing and selling products produced from the Properties and the suspension or resumption of any operation with respect thereto. Grantor will have no obligation to Grantees (in their capacity as the holders of this Royalty) or otherwise to mine or to conduct any other operation on any of the Properties.

7. Books, Records, Inspections and Confidentiality.

(a) Inspection of Books and Records. The Administrative Agent will have the right, upon reasonable notice to Grantor, to inspect and copy all books, records, technical data, information and materials (the “Data”) pertaining to calculation of Royalty payments, including those with respect to commingling; provided that such inspections will not unreasonably interfere with Grantor’s operations.

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(b) Audit. The Administrative Agent will have the right to audit the books and records pertaining to production from the Properties and the calculation of the Royalty and to contest payments of Royalty for a period of 24 months following receipt by the Administrative Agent of each Royalty payment. Each Royalty payment will be deemed conclusively correct unless the Administrative Agent objects to it in writing within 24 months after receipt of such payment, setting forth in detail the basis for the Administrative Agent’s objection. If it is finally determined, through agreement by the Parties or following completion of the dispute as set out in Section 7(c) below, that Grantees have been underpaid in any such payment, Grantor will promptly pay to the Administrative Agent the underpaid amount. In addition, if it is finally determined, through agreement by the Parties or following completion of the dispute as set out in Section 7(c) below, that Royalty payments for any calendar quarter are underpaid by more than 5%, then Grantor will reimburse Grantees for their reasonable costs incurred in auditing the books and records of Grantor, with reimbursement being made to the Administrative Agent.

(c) Dispute Resolution.

(i) If the Administrative Agent objects to a Royalty payment in a timely manner as set out in Section 7(b) above, then the Parties will meet within 30 days of Grantor’s receipt of the Administrative Agent’s objection and seek to resolve the dispute. If the Parties fail to resolve the dispute within 30 days of the initial meeting or if they fail to meet within 30 days of the Grantor’s receipt of the Administrative Agent’s objection, the dispute will be referred to the respective chief executive officers (or persons holding analogous positions) of the Parties who will attempt to resolve the dispute within 21 days of such referral. If the chief executive officers of the Parties are unable to resolve the matter within such 21-day period, then either Party may submit the dispute to a court as provided in Section 7(c)(iii) below.

(ii) If any Party objects to the performance by the other Parties of any obligation arising under this Deed or of its interpretation, the Parties will meet within 30 days of the receipt by the other Party of the objecting Party’s written notice of objection and seek to resolve the dispute. If the Parties fail to resolve the dispute within 30 days of the initial meeting or if they fail to meet within 30 days of receipt of the notice of objection, the dispute will be referred to the respective chief executive officers (or persons holding analogous positions) of the Parties who will attempt to resolve the dispute within 21 days of such referral. If the chief executive officers of the Parties are unable to resolve the matter within such 21-day period, then either Party may submit the dispute to a court as provided in Section 7(c)(iii) below.

(iii) Subject to compliance with Sections 7(c)(i) and 7(c)(ii), as applicable, any dispute arising out of or based upon this Deed or a Royalty payment may be instituted in the state courts of Nevada or the federal courts of the United States, in each case located in Reno, Nevada, and each Party irrevocably submits to the exclusive jurisdiction of such courts. In any event, the dispute will be decided by a judge in a bench trial without a jury. Service of process, summons, notice or other document delivered by mail to such Party’s address set forth herein shall be effective service of process for dispute brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any dispute in such courts and irrevocably waive and agree not to plead or claim in any such court that any such dispute brought in any such court has been brought in an inconvenient forum.

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(iv) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THIS DEED. THE JURY TRIAL WAIVER CONTAINED IN THIS DEED IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THIS DEED MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS A PARTY’S WRITTEN CONSENT TO SUCH PARTY’S WAIVER OF A JURY TRIAL.

(v) Except as otherwise specified herein, in the event that a dispute arising under this Deed is submitted to court, the prevailing Party will be entitled to payment of its reasonable attorneys’ fees and costs in litigating the dispute.

(d) Inspection of Facilities. The Administrative Agent will have the right, from time to time and upon reasonable notice, to inspect the facilities associated with the Properties to the extent necessary to confirm Grantor’s proper performance of its obligations in this Deed. Such inspection will be at the sole risk of the Administrative Agent, and Grantees will indemnify Grantor from any liability caused by Administrative Agent’s exercise of inspection rights, unless such liability is caused by the gross negligence or intentional acts of Grantor or its employees or agents.

(e) Confidentiality.

(i) Subject to Sections 7(e)(ii) and 7(e)(iii), no Party (including the Administrative Agent) shall, without the express written consent of the other Parties, which consent may be withheld for any purpose, disclose any non-public information generated or received under this Deed relating to the calculation of Net Smelter Returns or Grantor’s operations on the Properties or other property (“Confidential Information”), other than to its Affiliates and to directors, officers, employees, agents, advisors or consultants of the receiving Party or its Affiliates (collectively, “Representatives”) in respect of the administration or enforcement of its rights hereunder; provided that (A) each such Representative to whom Confidential Information is disclosed is advised of the confidentiality of such information and is directed to abide by the terms of this Section 7(e)(i), and (B) the disclosing Party shall be liable for any breach of this Section 7(e)(i) by its Representatives.

(ii) Any Party (including the Administrative Agent) may disclose Confidential Information received from another Party (A) to a prospective lender to whom or to which the Party may, in good faith, grant a security interest in its interest in the Properties, or (B) to a prospective purchaser of all or part of a Party’s interest in the Royalty or the Properties (whether direct or indirect), but only, in each case, if the prospective recipient of Confidential Information has executed a confidentiality agreement that includes confidentiality provisions substantially similar to this Section 7(e).

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(iii) Confidential Information may also be disclosed if such disclosure is required for compliance with applicable laws, rules, regulations or orders of any governmental agency or stock exchange having jurisdiction over a Party or any of its Affiliates; provided, however, that notice shall have been given to the non-disclosing Party or Parties (recognizing that such notice shall be given to the Administrative Agent in respect of Grantees) of such disclosure as far in advance of such disclosure as is reasonably practicable. If the other Party does not respond to a request for comments within 48 hours or such shorter period of time as the disclosing Party has determined is necessary in the circumstances, acting reasonably and in good faith, the disclosing Party shall be entitled to issue the announcement without the input of the other Party. The disclosing Party shall disclose, or permit the disclosure of, only that portion of Confidential Information required to be disclosed by applicable securities legislation or any other applicable law. The final text of the announcement and the timing, manner and mode of release shall be the sole responsibility of the disclosing Party.

8. General Provisions.

(a) Transfers.

(i) Grantor may freely transfer all or any portion of its interest in the Properties so long as such transfer is expressly made subject to the Royalty. Prior to the transfer by Grantor of all or any portion of its interest in the Properties, Grantor will obtain from the transferee a written acknowledgement and assumption of the obligations of Grantor under this Deed with respect to the interest so transferred (in a form acceptable to the Administrative Agent activing reasonably), and promptly provide evidence of such acknowledgement and assumption to Grantees. Upon obtaining and delivering such acknowledgment and assumption to Grantees together with evidence of the transfer of its interest in the Properties, Grantor will thereupon be relieved of all liability for payment of the Royalty with respect to the Properties transferred, except with respect to any Royalty payments made or due prior to the date of transfer, which will continue to be governed by this Deed.

(ii) In the event Grantor desires to mortgage, pledge, encumber or otherwise create a security interest in all or any portion of the Properties or products produced from the Properties, Grantor will cause each agreement, indenture, bond, deed of trust, filing, application or other instrument that creates or purports to create a lien, mortgage, security interest or other charge secured by any interest in any of the Properties or such products to include an express agreement and acknowledgement by the parties to such instrument, in form and substance reasonably satisfactory to the Administrative Agent, that the Royalty is (A) senior in right of payment and collection from revenues to any and all obligations created thereby in respect of any of the Properties or such products, and (B) that the Royalty is an independent interest in the Properties and is not subject to foreclosure pursuant to such mortgage, encumbrance or other form of security interest.

(iii) Grantees may freely transfer, mortgage, pledge, encumber or otherwise create a security interest in all or any portion of the Royalty, provided that Grantor will have no obligation to make payments of Royalty to a transferee until receipt of written notice of the transfer and a copy of the transferring document.

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(b) Multiple Royalty Holders. Any transfer of the right to receive any Royalty payments shall in no event require Grantor to make payments to more than one person or entity. The Parties acknowledge and agree that as and from the date hereof, the Administrative Agent shall be entitled to act for, and receive payments on behalf of, the Grantees and any assignee(s) thereof. The Grantees may change the Administrative Agent by providing written Notice signed by all the Grantees notifying the Grantor of the change in Administrative Agent. Where the Administrative Agent is changed in accordance with this section, such change to the Administrative Agent shall not be binding upon Grantor until the first day of the month following the date on which Grantor receives the Notice. Thereafter, the Grantor will make, and be entitled without further enquiry to make, payments due under this Deed in respect of a Royalty to that Administrative Agent and to otherwise deal with that agent and trustee as if it were the sole holder of a Royalty.

(c) Administrative Agent. Grantees hereby appoint Homestake as the Administrative Agent of Grantees under this Deed, and each Grantee hereby authorizes Homestake to act on behalf of each such Grantee as its Administrative Agent in accordance with the terms of this Deed. Homestake hereby agrees to act as the Administrative Agent of Grantees as set forth in this Deed. Grantor hereby acknowledges and agrees that, subject to Section 8(b), Homestake is acting as the Administrative Agent of Grantees under this Deed. The Administrative Agent shall not be responsible or liable to Grantor for any actions or failures to act by the Administrative Agent in its capacity of Administrative Agent.

(d) No Partnership or Special Relationship. The relationship of Grantor and Grantees with respect to the Royalty will not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship. Grantor will have no fiduciary or other special relationship with Grantee, other than the duty of good faith and fair dealing, in performing its obligations under this Deed.

(e) Certain Definitions. As used in the Deed, the term “Grantees” with respect to each of Homestake and Lac Minerals will include all of the successors-in-interest to each of the Grantees and the term “Grantor” will include all of Grantor’s successors-in-interest.

(f) Tailings and Other Waste Material. All tailings, residues, waste rock, spoiled leach materials, and other materials resulting from Grantor’s operations and activities with respect to the Properties shall be the sole property of Grantor but if Grantor processes such materials in the future, all gold and other minerals produced from such materials will be subject to the Royalty and the terms of this Deed.

(g) Real Property Interest. Grantor and Grantees intend that the Royalty will be perpetual and will constitute a presently vested interest in and a covenant running with the Properties which will inure to the benefit of and be binding upon the Parties and their respective successors and assigns so long as Grantor or any successor or assign of Grantor holds any rights or interests in the Properties. The Royalty shall attach to any amendments, relocations or conversions of any mining claim, license, or lease, concession, permit, patent or other tenure comprising the Properties, or to any renewals or extensions thereof. If Grantor or any affiliate or successor or assignee of Grantor surrenders, allows to lapse or otherwise relinquishes or terminates its interest in any of the Properties, and reacquires a direct or indirect interest in the land or minerals covered by the former Properties, then from and after the date of such reacquisition such reacquired properties shall be included in the Properties and the Royalty will apply to such interest so acquired. Grantor will give written Notice to the Administrative Agent within 30 days of any acquisition or reacquisition of an interest in the Properties. The Parties do not intend that there be any violation of the rule against perpetuities. Accordingly, any right that is subject to such rule shall be exercised within the maximum time periods permitted under applicable law.

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(h) Registration. To the extent it is able to do so under applicable law, the Grantees shall be entitled from time to time and at their sole cost and expense to register or record notice of their interest in the Royalty against title to the Properties or elsewhere, and the Grantor shall cooperate with the Grantees to effect such reasonable registrations and recordings and provide its written consent, acting reasonably, to any documents in connection therewith and do such other things, at the cost and expense of the Grantees, as soon as reasonably practicable, as are reasonably necessary to effect any such registrations or recordings.

(i) Notices. Any notice, demand or other communication under this Deed (“Notice”) required or permitted to be given or made under this Deed will be in writing and shall be given to a Party at the address below (i) by courier or recognized overnight delivery service, or (ii) by registered or certified mail, return receipt requested. All Notices shall be effective and will be deemed delivered (A) if by courier or recognized overnight delivery service on the date of delivery, (B) if solely by mail on the day delivered as shown on the actual receipt. A Party may change its address for purposes of Notices from time-to-time by Notice to the other Party.

If to Grantor:

Bullfrog Mines LLC

Suite 555 – 999 Canada Place

Vancouver, British Columbia V6C 3E1

Canada

Attn: Purni Parikh

Email:

Fax:

If to Grantees:

Administrative Agent

c/o Barrick Gold Corporation

Brookfield Place

TD Canada Trust Tower

161 Bay Street, Suite 3700

P.O. Box 212

Toronto, Canada M5J 2S1

Attn: General Counsel

Email:

Fax:

With a copy to:

Barrick Gold of North America Inc.

301 S. Main Street, Suite 1150

Salt Lake City, Utah 84101

Attn: Michael McCarthy, General Counsel (North America)

Email:

Fax:

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(j) Section Headings. The section headings contained in this Deed are inserted for convenience only and do not affect in any way the meaning or interpretation of this Deed.

(k) Amendment. No amendment of any provision of this Deed will be valid with respect to any Party unless the same shall be in writing and signed by each Party. No waiver by any Party of any default or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default or covenant or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

(l) Invalidity. If any term or provision of this Deed is invalid or unenforceable in any situation in any jurisdiction it will not affect the validity or enforceability of the remaining terms and provisions.

(m) Governing Law. This Deed will be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice or conflicts of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(n) Interpretation. The Parties have participated jointly in the negotiation and drafting of this Deed. In the event an ambiguity or question of intent or interpretation arises, this Deed will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Deed.

(o) Counting. If the final day of any period or any date of performance under this Deed falls on a Saturday, Sunday or legal holiday in Nevada, then the final day of the period or the date of performance will be extended to the next day that is not a Saturday, Sunday or legal holiday in Nevada. For purposes of computing the time for performance of any obligation hereunder, however, Saturday, Sundays and legal holidays will be included.

Executed by Grantor and Grantees to be effective as of the Effective Date.

[Signature Page Follows]

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GRANTOR:

Bullfrog Mines LLC, a Delaware limited liability company

By:
Name:
Title:

GRANTEES:

Homestake Mining Company of California, a California corporation

By:
Name:
Title:

Lac Minerals (USA) LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

State of	)
) ss.
County of	)

This instrument was acknowledged before me on October ___, 2020, by ___________ as _______________ of Bullfrog Mines LLC.

Notary Public in and for the State of _________________
Residing at: ________________________
Commission Expires: _________________

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State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ____, 2020, by _______________ as ______________ of Homestake Mining Company of California.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ___, 2020, by ______________ as __________ of Lac Minerals (USA) LLC.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

State of Utah	)
) ss.
County of Salt Lake	)

This instrument was acknowledged before me on October ___, 2020, by ______________ as __________ of Lac Minerals (USA) LLC.

Notary Public in and for the State of Utah
Residing at: ________________________
Commission Expires: _________________

14